ACX TECHNOLOGIES, INC.




                          EQUITY COMPENSATION PLAN FOR
                             NON-EMPLOYEE DIRECTORS







                              Amended and Restated
                             Effective May 13, 1997


















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                                TABLE OF CONTENTS

Section 1 - Introduction..................................................1
           1.1  Introduction..............................................1
           1.2  Purposes..................................................1
           1.3  Effective Date............................................1

Section 2 - Definitions...................................................1
           2.1  Definitions...............................................1
           2.2  Gender and Number.........................................3

Section 3 - Plan Administration...........................................3

Section 4 - Stock Subject to the Plan.....................................3
           4.1  Number of Shares..........................................3
           4.2  Other Shares of Stock.....................................4
           4.3  Adjustments for Stock Split, Stock Dividend, Etc..........4
           4.4  Other Distributions and Changes in Stock..................4
           4.5  General Adjustment Rules..................................5
           4.6  Determination by the Committee, Etc.......................5

Section 5 - Participation.................................................5
           5.1  In General................................................5
           5.2  Restriction on Award Grants to Certain Individuals........5

Section 6 - Restricted Stock Awards.......................................5
           6.1  Minimum Grant of Restricted Stock.........................5
           6.2  Elective Grant of Restricted Stock........................5
           6.3  Date of Grant, Number of Shares...........................6
           6.4  Retention of Award, Termination...........................6
           6.5  Restrictions..............................................6
           6.6  Lapse of Restrictions.....................................7
           6.7  Privileges of a Stockholder, Transferability..............7
           6.8  Enforcement of Restrictions...............................7

Section 6A - Grant of Options to Directors................................7
           6A.1  Grant....................................................7
           6A.2  Date of Grant............................................7
           6A.3  Stock Option Certificates................................7
           6A.4  Shareholder Privileges..................................10



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Section 6B - Grants to Subsidiary Directors..............................10
           6B.1  Grant...................................................10
           6B.2  Stock Option Certificates...............................10
           6B.3  Restricted Stock........................................11
           6B.4  Shareholder Privileges..................................11

Section 7 - Reorganization or Change of Control..........................12
           7.1  Reorganization...........................................12
           7.2  Change of Control........................................12

Section 8 - Rights of Directors..........................................13
           8.1  Retention as Director....................................13
           8.2  Nontransferability.......................................13

Section 9 - General Restrictions.........................................14
           9.1  Investment Representations...............................14
           9.2  Compliance with Securities Laws..........................14
           9.3  Changes in Accounting Rules..............................14
           9.4  Withholding of Tax.......................................14

Section 10 - Plan Amendment, Modification and Termination................14

Section 11 - Requirements of Law.........................................15
           11.1  Requirements of Law.....................................15
           11.2  Federal Securities Law Requirements.....................15
           11.3  Governing Law...........................................15

Section 12 - Duration of the Plan........................................15



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                             ACX TECHNOLOGIES, INC.
                            EQUITY COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                              Amended and Restated
                             Effective May 13, 1997

                                    Section 1

                                  Introduction

     ..................1.1  Introduction.  ACX  Technologies,  Inc.,  a Colorado
corporation (the "Company"), established the ACX Technologies, Inc. Equity Compensation Plan for Non-Employee Directors (the "Plan") for certain Directors (as defined below) of the Company. The Plan, which provides for the grant of restricted stock awards to Directors of the Company, was effective August 12, 1992. The Plan was amended and restated in its entirety, effective November 11, 1992, January 21, 1994 and November 14, 1995. Pursuant to the power granted in
Section 10, the Company hereby amends and restates the Plan in its entirety, effective May 13, 1997

     ..................1.2  Purposes.  The purposes of the Plan are to encourage the Directors and Subsidiary Directors to own shares of the Company's stock and thereby to align their interests more closely with the interests of the other shareholders of the Company, to encourage the highest level of director performance by providing the directors with a direct interest in the Company's attainment of its financial goals, and to provide a financial incentive that will help attract and retain the most qualified directors.

     ..................1.3  Effective  Date.  The Effective  Date of the Plan is
August 12, 1992. The Plan, each amendment to the Plan, and each award granted under the Plan is conditioned on and shall be of no force and effect until approval of the Plan by the holders of a majority of the shares of voting stock of the Company, unless the Company, on the advice of counsel determines that shareholder approval is not necessary.

                                    Section 2

                                   Definitions

     ..................2.1  Definitions.  The  following  terms  shall  have the meanings set forth below:

     .................. (a) "Board" means the Board of Directors of the Company.


     ..................  (b) "Committee" means a committee consisting of members of the Board, including the full Board, who are empowered hereunder to take actions in the administration of the Plan. The Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3, or any successor rule promulgated under the Securities Exchange Act of 1934. Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board.

     ..................  (c)  "Director"  means a  member  of the  Board  who is neither an officer nor an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code, and an officer is an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the bylaws of the Company to serve as such.

     .................. (d) "Fair Market Value" means the average of the highest and lowest prices of the Stock as reported on the New York Stock Exchange ("NYSE") on a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions. If the price of the Stock is not reported on NYSE, the Fair Market Value of the Stock on the particular date shall be as determined by the Committee using a reference comparable to the NYSE system. If, upon exercise of an Option, the exercise price is paid by a broker's transaction as provided in subsection 6A.3(g)(ii)(c) or subsection 6B.2(g), the Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

     ..................  (e) "Internal  Revenue Code" means the Internal Revenue
     Code of 1986,  as it may be amended  from time to time.

     .................. (f) "Option" means a right to purchase Stock at a stated
price for a specified period of time. All options granted under the Plan shall be "non-qualified stock options" whose grant is not intended to fall under the provisions of Section 422 of the Code.

     ..................  (g) "Option  Price"  means the price at which shares of
Stock subject to an Option may be purchased, as determined in accordance with subsection 6A.3(b) or subsection 6B.2(b).

     ..................  (h)  "Restricted  Stock  Award" means an award of Stock granted to a Director or Subsidiary Director pursuant to Section 6 or Section 6B that is subject to certain restrictions imposed in accordance with the provisions of the Plan.

     ..................  (i) "Stock"  means the $0.01 par value  Common Stock of the Company.

     ..................  (j) "Subsidiary" means a corporation,  more than 50% of the stock of which is owned by the Company, or a corporation, more than 50% of the stock of which is owned by a Subsidiary.

     .................. (k) "Subsidiary Director" means a member of the board of directors of a Subsidiary, who is neither an officer or employee of the Subsidiary nor an officer, employee, or director of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code, and an officer is an individual elected or appointed by the board of directors of the Subsidiary or chosen in such other manner as may be prescribed in the bylaws of the Subsidiary to serve as such.

     ..................2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                    Section 3

                               Plan Administration

     ..................The Committee shall be responsible for the administration of the Plan. However, the Committee shall have no authority, discretion or power to select the Directors who will receive Restricted Stock Awards or Options, determine the Restricted Stock Awards to be granted pursuant to the Plan, the number of shares of Stock to be issued thereunder or the time at which such Restricted Stock Awards are to be granted, determine the number of shares subject to an Option granted to a Director, establish the duration and nature of Restricted Stock Awards or Options or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan. However, as to Subsidiary Directors, the Committee shall have the sole discretion and authority to select the Subsidiary Directors to whom Options shall be granted, the number of shares subject to the Options, the Option Price, the period and manner in which an Option becomes exercisable, and all terms and conditions of the Options to the extent not otherwise specified in the Plan. Subject to the foregoing limitations, the Committee, by majority action thereof, is authorized to interpret the Plan, prescribe, amend and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

                                    Section 4

                            Stock Subject to the Plan

     ..................4.1  Number of Shares. Fifty Thousand shares of Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company if, in the opinion of counsel for the Company, such shareholder approval is required. Shares of Stock that are issued as Restricted Stock Awards and that may be issued on the exercise of Options shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan or otherwise assure itself of its ability to perform its obligations hereunder.

     ..................4.2  Other Shares of Stock.  Any shares of Stock that are subject to an Option that expires or for any reason is terminated unexercised shall automatically become available for use under the Plan. Any shares of Stock that are subject to a Restricted Stock Award and that are forfeited and any shares of Stock that are withheld for the payment of taxes or received by the Company as payment of the exercise price of an Option shall be available for use under the Plan.

     ..................4.3  Adjustments for Stock Split, Stock Dividend, Etc. If
the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Restricted Stock Awards and Options may be granted under the Plan; and
(ii) the shares of the Stock then included in each outstanding Restricted Stock Award and Option granted hereunder.

     ..................4.4 Other Distributions and Changes in Stock. If

     ..................  (a) the  Company  shall  at any  time  distribute  with respect to the Stock assets or securities of persons other than the Company (excluding cash or distributions referred to in Section 4.3),

     ..................  (b) the Company  shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares or for any other securities of the Company, or

     .................. (c) there shall be any other change (except as described in Section 4.3) in the number or kind of outstanding shares of Stock or of any other stock or securities into which the Stock shall be changed or for which it shall have been exchanged,

and if the Committee shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of shares subject to a Restricted Stock Award or Option or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of a Restricted Stock Award, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Restricted Stock Award or Option that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this
Section 4.4, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock after the grant of such Restricted Stock Award upon the Participant's becoming a holder of record of the Stock.

     ..................4.5   General   Adjustment   Rules.   No   adjustment  or
substitution provided for in this Section 4 shall require the Company to issue a fractional share of Stock, and the total substitution or adjustment with respect to each Restricted Stock Award and Option shall be limited by deleting any fractional share. In the case of any such substitution or adjustment appropriate adjustments shall be made to Restricted Stock Awards and Options to reflect any such substitution or adjustment.

     ..................4.6  Determination  by the  Committee,  Etc.  Adjustments
under this Section 4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

                                    Section 5

                                  Participation

     ..................5.1  In General.  Each Director shall receive  Restricted
Stock Awards and Options on the terms and conditions set forth under the Plan. Each Director shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern. Each Subsidiary Director who is selected by the Committee for participation shall receive a grant of Options or Restricted Stock Award pursuant to Section 6B.

     ..................5.2  Restriction on Award Grants to Certain  Individuals.
Notwithstanding the foregoing provisions of Section 5.1, the Committee shall not grant any Restricted Stock Award or Option to any lineal descendant of Adolph Coors, Jr. without first consulting with counsel to the Company as to the effect of any such grant on the possible status of the Company as a "personal holding company" within the mean of Section 542 of the Internal Revenue Code.

                                    Section 6

                             Restricted Stock Awards

     ..................6.1  Minimum  Grant of  Restricted  Stock.  Each Director
shall receive twenty percent of the value of his annual retainer as a director in the form of a Restricted Stock Award (the "Minimum Grant").

 ..................6.2      Elective Grant of Restricted Stock.

     ..................  (a) Beginning in 1994, each Director may make an annual election (the "Election") to receive any or all of the remaining cash balance of his annual retainer as a director in the form of a Restricted Stock Award (the "Elective Grant"). The Minimum Grant and the Elective Grant are referred to collectively as the "Grants". The Election must be in writing and must be delivered to the Secretary of the Company no later than the day before the last business day of the month during which the annual meeting of shareholders of the Company is held.

     ..................  (b) For the period commencing on December 28, 1992, and ending with the annual meeting of the Company's shareholders in April 1994, a Director may elect to receive an Elective Grant by giving written notice to the Secretary of the Company no later than the last business day of January 1993. A Director who becomes a Director after January 1993 may elect to receive an Elective Grant by giving written notice to the Secretary of the Company no later than the last business day of the month in which the Director is elected to the Board.

     ..................  (c) All Elections  made by a Director  pursuant to this
Section 6.2 shall be irrevocable.

 ..................6.3      Date of Grant, Number of Shares.

     ..................  (a) The Minimum  Grant for the first  year,  the period commencing on December 28, 1992 and ending with the annual meeting of the Company's shareholders in April 1994, shall be made on the last business day of January 1993. A Director who becomes a member of the Board after January 1993 and before the annual meeting of the Company's shareholders in April 1994 shall receive the Minimum Grant on the last business day of the month in which the Director is elected to the Board. Beginning in 1994, the Minimum Grant shall be made on the last business day of the month in which the annual meeting of shareholders is held. Beginning in 1994 and prior to 1997, the Elective Grant shall be made on the first business day that is at least six months and one day following the date of the Minimum Grant. Beginning in 1997, the Elective Grant shall be made on the last day of the month in which the annual meeting of shareholders is held.

     .................. (b) The total number of shares of Stock included in each such Restricted Stock Award shall be determined by dividing the amount of the Director's retainer that is to be paid in restricted stock by the Fair Market Value of a share of stock on the date of grant. In no event shall the Company be required to issue fractional shares. Whenever under the terms of this Section 6 a fractional share of Stock would otherwise be required to be issued, an amount in lieu thereof shall be paid in cash based upon the Fair Market Value of such fractional share.

     ..................6.4  Retention  of Award,  Termination.  If a  Director's
services as a Board member are terminated at any time, for any reason, before the date of the annual meeting of the shareholders of the Corporation next following the Minimum and Elective Grants, all of the shares of Stock granted pursuant to the Minimum and Elective Grants shall be forfeited.

     ..................6.5  Restrictions.  Except as  otherwise  provided in the
Plan, shares of Stock received pursuant to a Restricted Stock Award may not be sold, assigned, pledged, hypothecated, transferred or otherwise disposed of until the restrictions applicable to such Stock have lapsed pursuant to Section 6.6.

     ..................6.6  Lapse of  Restrictions.  All  restrictions  on Stock covered by Restricted Stock Awards for a year shall lapse upon the date of the annual meeting of the shareholders of the Corporation next following the Minimum Grant.

     ..................6.7  Privileges  of  a  Stockholder,  Transferability.  A
Director shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this Section 6. A Director's right to sell, encumber or otherwise transfer Stock after restrictions applicable to such Stock have lapsed shall be subject to the limitations of Section 8.2.

     ..................6.8  Enforcement  of  Restrictions.  The Committee  shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions imposed in the Plan and, in addition, may in its sole discretion require one or more of the following methods of enforcing such restrictions:

     ..................   (a)   Requiring   the   Director  to  keep  the  Stock
certificates,   duly  endorsed,   in  the  custody  of  the  Company  while  the
restrictions remain in effect; or

     ..................   (b)  Requiring  that  the  Stock  certificates,   duly
endorsed, be held in the custody of a third party while the restrictions remain in effect.

                                   Section 6A

                          Grant of Options to Directors

     ..................6A.1  Grant. Each Director who is elected to the Board by the shareholders of the Company for a three year term shall be granted an Option to purchase 1,000 shares of Stock. If the term for which the Director is elected is two years, the number of shares subject to the Option shall be 666 shares, and if the terms for which the Director is elected is one year, the number of shares subject to the Option shall be 333. If insufficient shares are available for grant to each Director following the Directors' election to the Board, the number of shares subject to each Option shall be reduced pro rata.

     ..................6A.2  Date of Grant.  The Options  shall be granted as of the last business day of the month in which the shareholders' meeting at which the Director was elected was held (the "Grant Date").

     ..................6A.3 Stock Option Certificates.  Each Option granted to a
Director under the Plan shall be evidenced by a written stock option certificate. A stock option certificate shall be issued by the Company in the name of the Director to whom the Option is granted and shall incorporate and conform to the conditions set forth in this Section 6A.3.

     ..................  (a) Number.  Each Director shall receive under the Plan
Options to purchase the number of shares of Stock specified in Section 6A.1, subject to adjustment as provided in Section 4. Such grants shall be effective at the time specified in Section 6A.2.

     ..................  (b)  Price.  The  Option  Price for each share of Stock covered by the Option shall be the Fair Market Value of the Stock on the date of grant, subject to adjustment as provided in Section 4.

     ..................  (c) Vesting. An Option covering 1,000 shares shall vest in increments as follows commencing on the first anniversary of the Grant Date:

                           Number of
 Anniversary                  Shares
 -----------                  ------

     First                       333
     Second                      333
     Third                       334

An option covering 666 shares shall vest as to an increment of 333 shares on the first anniversary of the Grant Date and as to the remaining increment of 333 shares on the second anniversary of the Grant Date. An Option covering 333 shares shall vest as to all 333 shares on the first anniversary of the Grant
Date. Except as set forth in Sections 7.1 and 7.2, the Option shall not be exercisable as to any shares as to which the continuous service requirement has not been satisfied, regardless of the circumstances under which the Director ceased to be a director. The number of shares as to which the Option may be exercised shall be cumulative, so that once the Option becomes exercisable as to any shares it shall continue to be exercisable as to those shares until expiration or termination of the Option as provided below.

     ..................  (d) Duration of Options. Each vested increment shall be exercisable for a period of six years (the "Option Period") after it vests, unless terminated sooner pursuant to subsection (e) below or fully exercised prior to the end of such period.

     .................. (e) Termination of Service, Death, Etc. The Option shall terminate in the following circumstances if the Director ceases to be a director:

     .................. (i) If the Director is removed from the Board during the
Option Period for cause, the Option shall be void thereafter for all purposes.

     ..................  (ii) If the Director ceases to be a member of the Board for any other reason, the Option shall be exercisable for a period of three years following the termination to the extent the Option was vested on the date the Director's services as a director cease.

     .................. (f) Transferability, Exercisability. Each Option granted under the Plan shall not be transferable by a Director other than by will or the laws of descent and distribution and shall be exercisable during the Director's lifetime only by the Director or, in the event of disability or incapacity, by the Director's guardian or legal representative. Notwithstanding any other provision of the Plan, no Option may be exercised unless and until the amended and restated Plan is approved by the shareholders of the Company in accordance with Section 1.3.

 ..................         (g)      Exercise, Payments, Etc.

     ..................  (i) The method for exercising each Option granted shall be by delivery to the Corporate Secretary of the Company of written notice specifying the number of shares with respect to which the Option is exercised and payment of the Option Price. The notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion thereof) that is being exercised and the number of shares with respect to which the Option is being exercised. The exercise of the Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company. If requested by the Company, such notice shall contain the Director's representation that he or she is purchasing the Stock for investment purposes only and his or her agreement not to sell any stock so purchased in any manner that is in violation of the Securities Act of 1933, as amended, or any applicable state law. Such restrictions, or notice thereof, shall be placed on the certificates representing the Stock so purchased. The purchase of Stock pursuant to the Option shall take place at the principal office of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods set forth in Section 6A.3(g)(ii) or a combination thereof. A properly executed certificate or certificates representing the Stock shall be delivered to the Holder upon payment therefor.

     ..................  (ii)  The  exercise  price  shall be paid by any of the following  methods  or any  combination  of such  methods,  at the option of the
Director:

     .................. (A) cash;

     ..................  (B) certified or cashier's check,  payable to the order of the Company;

     ..................  (C)  delivery  to the  Company of a  properly  executed notice of exercise together with irrevocable instructions to a broker to deliver promptly to the Company the amount of the sale or all or a portion of the Stock from the broker to the Director necessary to pay the purchase price of the Stock; or

     .................. (D) delivery to the Company of certificates representing the number of shares of Stock then owned by the Director, the Fair Market Value of which equals the price of the Stock to be purchased pursuant to the Option, properly endorsed for transfer to the Company. No Option may be exercised by delivery to the Company of certificates representing Stock that has been held by the Director for less than six months or such other period as shall be sufficient for the Company to avoid, if possible, the recognition of expense with respect to the Option for accounting purposes. The exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price.

     ..................6A.4  Shareholder Privileges.  No Director shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Director becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Director becomes the holder of record of such Stock, except as provided in Section 4.

                                   Section 6B

                         Grants to Subsidiary Directors

     ..................6B.1  Grant. Coincident with or following designation for participation in the Plan, a Subsidiary Director may be granted one or more Options and/or Restricted Stock Awards. In no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares of Stock for which any other Option may be exercised.

     ..................6B.2 Stock Option Certificates.  Each Option granted to a
Subsidiary Director under the Plan shall be evidenced by a written stock option certificate. A stock option certificate shall be issued by the Company in the name of the Subsidiary Director to whom the Option is granted and shall incorporate and conform to the conditions set forth in this Section 6B.2.

     ..................  (a) Number of Shares.  Each  stock  option  certificate shall state that it covers a specified number of shares of the Stock, as determined by the Committee.

     ..................  (b)  Price.  The  price  at which  each  share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the stock option certificate, but in no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date the Option is granted.

     ..................  (c) Duration of Options; Restrictions on Exercise. Each
stock option certificate shall state the period of time, determined by the Committee, within which the Option may be exercised by the Subsidiary Director (the "Option Period"), and shall also set forth any installment or other restrictions on Option exercise during such period, if any, as may be determined by the Committee; however, no Option may be exercised for at least six months after the date of grant.

     ..................  (d) Termination of Service, Death, Disability, Etc. The
Option shall terminate at the times provided in Section 6A.3(e).

     ..................  (e) Transferability,  Exercisability. Each Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution, and shall be exercisable during the Option Holder's lifetime only by him or her, or in the event of disability or incapacity, by his or her guardian or legal representative.

     .................. (f) Exercise, Payments, Etc. The Option shall be subject to the same exercise and payment terms as provided in Section 6A.3(g).

     ..................  (g) Date of Grant.  An option  shall be  considered  as having been granted on the date specified in the grant resolution of the Committee.

 ..................6B.3     Restricted Stock.

     .................. (a) Date of Grant, Number of Shares. The Committee shall determine the number of shares of Restricted Stock to be granted to a Subsidiary Director and shall determine the Date of Grant.

     ..................  (b) Restrictions.  The restrictions shall be determined by the Committee and need not be identical for all awards. The restrictions shall lapse at the time or times established by the Committee. Except as otherwise provided in the Plan, shares of Stock received pursuant to a Restricted Stock Award may not be sold, assigned, pledged, hypothecated, transferred or otherwise disposed of until the restrictions applicable to such Stock have lapsed pursuant to this subsection 6B.3(b).

     ..................  (c)  Retention  of Award  Termination.  If a Subsidiary
Director's services as a board member are terminated at any time, for any reason, before the Restricted Stock Award is fully vested, all of the unvested shares shall be forfeited.

     ..................  (d)  Enforcement of  Restrictions.  The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions imposed in the Plan and, in addition, may in its sole discretion require one or more of the following methods of enforcing such restrictions:

     ..................  (i) Requiring the Subsidiary Director to keep the Stock
certificates,   duly  endorsed,   in  the  custody  of  the  Company  while  the
restrictions remain in effect; or

     ..................   (ii)  Requiring  that  the  Stock  certificates,  duly
endorsed, be held in the custody of a third party while the restrictions remain in effect.

     ..................6B.4 Shareholder Privileges. No Subsidiary Director shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Subsidiary Director becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Subsidiary Director becomes the holder of record of such Stock, except as provided in Section 4. A Subsidiary Director shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this Section 6B. A Subsidiary Director's right to sell, encumber or otherwise transfer Stock after restrictions applicable to such Stock have lapsed shall be subject to the limitations of Section 8.2.

                                    Section 7

                       Reorganization or Change of Control

     ..................7.1   Reorganization.   If  the   Company  is  merged  or
consolidated with another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding stock), or if all or substantially all of the assets or more than 50 percent of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company), or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) including a divisive reorganization under Section 355 of the Code, or liquidation of the Company, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and outstanding Restricted Stock Awards and Options, either (i) make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any such outstanding Restricted Stock Awards and Options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable with respect to the Stock, provided that no additional benefits shall be conferred upon the Directors and Subsidiary Directors holding such Restricted Stock Awards and Options as a result of such substitution and the excess of the aggregate Fair Market Value of the shares subject to such Options immediately before such substitution over the Option Price thereof, or (ii) accelerate the restriction period for any outstanding Restricted Stock Awards so that all restrictions applicable to Restricted Stock Awards shall lapse prior to any such event and, upon written notice to the Directors and Subsidiary Directors, provide that all unexercised Options must be exercised within a specified number of days of the date of such notice or they will be terminated. In the latter event, the Committee shall accelerate the exercise dates of outstanding Options.

 ..................7.2      Change of Control

     ..................  (a) In General. Upon a change in control of the Company as defined in subsection 7.2(c), then (i) all Options shall become immediately exercisable in full during the remaining term thereof, and shall remain so, whether or not the individuals to whom such Option have been granted remain Directors or Subsidiary Directors; and (ii) all restrictions with respect to outstanding Restricted Stock Awards shall immediately lapse.

     ..................  (b)  Limitation on Payments.  If the provisions of this
Section 7.2 would result in the receipt by any Director or Subsidiary Director of a payment within the meaning of Section 280G of the Code and the regulations promulgated thereunder and if the receipt of such payment by any Director or Subsidiary Director would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment of such Director or Subsidiary Director of any excise tax provided for in Sections 280G and 4999 of the Code, then the amount of such payment shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax; provided, however, that the Committee, in its sole discretion, may authorize the payment of all or any portion of the amount of such reduction to the Director or Subsidiary Director.

     ..................  (c) Definition.  For purposes of the Plan, a "change in control" shall mean any of the following:

     .................. (i) The acquisition of or the ownership of 50 percent or more of the total Stock of the Company then issued and outstanding, by any person, or group of affiliated persons, or entities not affiliated with the Company as of the Effective Date of this Plan, without the consent of the Board of Directors, or

     .................. (ii) The election of individuals constituting a majority of the Board of Directors who were not either (A) members of the Board of Directors prior to the election or (B) recommended to the shareholders by management of the Company, or

     ..................   (iii)  A  legally   binding  and  final  vote  of  the
shareholders of the Company in favor of selling all or substantially all of the assets of the Company.

                                    Section 8

                               Rights of Directors

     ..................8.1  Retention as Director. Nothing contained in the Plan or in any Restricted Stock Award or Option granted under the Plan shall interfere with or limit in any way the right of the shareholders of the Company to remove any Director from the Board or a Subsidiary Director from the board of directors of a Subsidiary, pursuant to the bylaws of the Company or Subsidiary, nor confer upon any Director or Subsidiary Director any right to continue in the service of the Company or Subsidiary.

 ..................8.2  Nontransferability.  No right or interest of any Director or Subsidiary Director in a Restricted Stock Award (prior to the completion of the restriction period applicable thereto) or Option, granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Director or Subsidiary Director, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Director's or a Subsidiary Director's death, the Director's or Subsidiary Director's rights and interests in Restricted Stock Awards and Options shall, to the extent provided in Section 6, be transferable by testamentary will or the laws of descent and distribution. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

                                    Section 9

                              General Restrictions

     ..................9.1  Investment Representations.  The Company may require any person to whom a Restricted Stock Award or Option is granted, as a condition of receiving such Restricted Stock Award or of exercising such Option, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Restricted Stock Award or Option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

     ..................9.2  Compliance  with  Securities  Laws.  Each Restricted
Stock Award and Option shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Restricted Stock Award or Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of shares thereunder, such Restricted Stock Award or Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

     ..................9.3  Changes in  Accounting  Rules.  Notwithstanding  any
other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Restricted Stock Awards or Options shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary any then outstanding Restricted Stock Awards and Options as to which the applicable restrictions have not been satisfied.

     ..................9.4  Withholding  of  Tax.  To  the  extent  required  by applicable law and regulation, each Director and Subsidiary Director must arrange with the Company for the payment of any federal, state or local income or other tax applicable to the Restricted Stock Award granted hereunder or the exercise of an Option granted hereunder before the Company shall be required to deliver to the Director or Subsidiary Director a certificate for such Stock free and clear of all restrictions under this Plan.

                                   Section 10

                  Plan Amendment, Modification and Termination

 ..................The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

     ..................No  amendment,  modification  or  termination of the Plan shall in any manner adversely affect any Restricted Stock Awards or Options theretofore granted under the Plan without the consent of the Director holding such Restricted Stock Awards or Options.

                                   Section 11

                               Requirements of Law

     ..................11.1  Requirements  of Law. The issuance of stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

     ..................11.2  Federal  Securities  Law  Requirements.  Restricted
Stock Awards and Options granted hereunder shall be subject to all conditions required under Rule 16b-3 to qualify the Restricted Stock Award or Option for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the agreement or stock option certificate with the Director or Subsidiary Director that describes the Restricted Stock Award or Option.

     ..................11.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.

                                   Section 12

                              Duration of the Plan

     ..................The   Plan  shall  terminate  at  such  time  as  may  be
determined by the Board of Directors, and no Restricted Stock Award or Option shall be granted after such termination. Restricted Stock Awards outstanding at the time of the Plan termination shall become free of restrictions in accordance with their terms. Options outstanding at the time of the Plan termination shall continue for the duration of the Option Term applicable to the Option.


Dated: May 13, 1997


ATTEST:...........                          ACX TECHNOLOGIES, INC.


 ..................                          By: /s/ Jill B.W. Sisson
                                                General Counsel